LEWIS GALOOB TOYS, INC. AND SUBSIDIARIES

                                         COMPUTATION OF EARNINGS PER SHARE


                                                                                         Years ended December 31
                                                                              ----------------------------------------
                                                                          1994                 1993                1992
                                                                          ----                 ----                ----
Primary Earnings:
Net earnings (loss) applicable to
 common shares ($000)                                              $    15,297         $   (14,051)        $    (5,574)
                                                                   ===========         ============        ============
Average shares of common stock
   outstanding during the period                                     9,852,673            9,548,422           9,399,600
Add: Incremental shares from assumed
   exercise of stock options and warrants                              258,439                   -                    -
                                                                  ------------        -------------         -----------

                                                                    10,111,112            9,548,422           9,399,600
                                                                    ==========           ==========          ==========
Net earnings (loss) per common
   share - primary                                                    $   1.51        $      (1.47)       $      (0.59)
                                                                      ========        =============       =============

Fully Diluted Earnings:
Net earnings (loss) applicable to
   common shares ($000)                                            $    15,297         $   (14,051)        $    (5,574)
Add: Preferred stock dividends:
   Paid ($000)                                                               -                    -                 782
   In arrears ($000)                                                     3,127                3,127               2,345
Add: Interest on Debentures ($000)                                       1,072                 137                    -
                                                                    ----------        -------------         -----------
                                                                   $    19,496         $   (10,787)        $    (2,447)
                                                                   ===========         ============        ------------
Average shares of common stock
   outstanding during the period                                     9,852,673            9,548,422           9,399,600
Add: Incremental shares from assumed
   exercise of stock options and warrants                              261,458              236,825                   -
Add: Shares issuable upon assumed
   conversion of Preferred Stock                                     2,180,148            2,180,148           2,180,148
Add: Shares issuable upon assumed
   conversion of 8% Convertible
   Subordinated Debentures, weighted                                 1,511,879              186,396                   -
                                                                    ----------          -----------        ------------
                                                                    13,806,158           12,151,791          11,579,748
                                                                    ==========           ----------          ==========
Net earnings (loss) per common share -
   Fully diluted                                                $         1.41                  (A)                 (A)
                                                                ==============       ==============      ==============


(A) Anti dilutive, therefore fully diluted earnings per share is same as primary earnings per share, $(1.47) for 1993 and $(0.59) for 1992.


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


                                     LEWIS GALOOB TOYS, INC. AND SUBSIDIARIES

                                         COMPUTATION OF EARNINGS PER SHARE


                                                              Three Months Ended                       Nine Months Ended
                                                               Sept. 30                                 Sept. 30
                                                       -------------------------               --------------------------
                                                       1995                 1994                1995                1994
                                                       ----                 ----                ----                ----
Primary Earnings:
Net earnings (loss) applicable
   to common shares ($000)                           $6,056               $3,128            ($3,766)              $9,669
                                                     ======               ======            ========              ======
Average shares of common
   stock outstanding during
   the period                                    10,072,672           10,079,361          10,068,190           9,771,807
Add: Incremental shares
   from assumed exercise of
   stock options and warrants                       300,019              283,900                 --              275,583
                                                 ----------          -----------       -------------           ---------
                                                 10,372,691           10,363,261          10,068,190          10,047,390
                                                 ==========           ==========          ==========          ==========
Net earnings (loss) per
   common share - primary                             $0.58                $0.30             ($0.37)               $0.96
                                                ===========          ===========        ============         ===========
Fully Diluted Earnings
Net earnings (loss) applicable
   to common shares ($000)                           $6,056               $3,128            ($3,766)              $9,669
Add: Preferred stock
   dividends in arrears ($000)                          781                  (A)               2,345                 (A)
Add: Interest on Debentures
   ($000)                                               280                  269                 840                 808
                                                    -------             --------             -------           ---------
                                                     $7,117               $3,397              ($581)             $10,477
                                                     ======               ======              ======             =======
Average shares of common
   stock outstanding during
   the period                                    10,072,672           10,079,361          10,068,190           9,771,807
Add: Incremental shares from
   assumed exercise of stock
   options and warrants                             405,756              283,900                  --             279,610
Add: Shares issuable upon
   assumed conversion of
   Preferred Stock                                2,180,148                  (A)           2,180,148                 (A)
Add: Shares issuable upon
assumed conversion of 8%
Convertible Subordinated
Debentures                                        1,511,879            1,511,879           1,511,879           1,511,879
                                                  ---------            ---------           ---------           ---------
                                                 14,170,455           11,875,140          13,760,217          11,563,296
                                                 ==========           ==========          ==========          ==========
Net earnings (loss) per
   common share - Fully
   Diluted                                            $0.50                $0.29                 (B)               $0.91
                                                  ===========         ============        ============         =============

(A) Anti dilutive, factor excluded from calculation.
(B) Anti dilutive, therefore fully diluted earnings per share is same as primary earnings per share.

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